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Exhibit (12)(A) to the Sierra Pacific Resources 1999 Form 10-K

                           SIERRA PACIFIC RESOURCES

                   CALCULATION OF PRE-TAX INTEREST COVERAGES
                            (dollars in thousands)



                                                   1999       1998       1997
                                                 --------   --------   --------
Total Income Before
     Interest Charges                            $171,016   $151,619   $140,215

Add:    Income Taxes:
            Included in operating expense          26,086     42,949     43,478
            Included in other income - net          1,272      2,522      1,747
        Allowance for Borrowed Funds
            Used During Construction                8,127      6,080      2,579
                                                 --------   --------   --------

                   Total Numerator               $206,501   $203,170   $188,019
                                                 ========   ========   ========

Interest Charges:
     Long-Term Debt                              $ 81,731   $ 56,995   $ 50,791
     Other                                         26,356      6,018      1,531
                                                 --------   --------   --------

                   Total Denominator             $108,087   $ 63,013   $ 52,322
                                                 ========   ========   ========


Pre-Tax Interest Coverage                            1.91       3.22       3.59
                                                 ========   ========   ========